UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2023

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in charter)

Florida	001-41392	84-2794274
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of Principal Executive Offices)	(zip code)

(786) 785-5178

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 22, 2023, Innovative Eyewear, Inc., a Florida corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”), and a placement agency agreement dated as of June 22, 2023 (the “PAA”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell to investors in the offering an aggregate of 4,500,000 Units (the “Offering”) consisting of 4,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”) and accompanying Common Stock purchase warrants to purchase up to 4,500,000 shares of Common Stock (the “Warrants” and each share of Common Stock underlying a Warrant, a “Warrant Share”). The Company received aggregate proceeds from the Offering of approximately $4.75 million before deducting placement agent fees and other estimated offering expense payable by the Company, and excluding the proceeds, if any, from the exercise of the Warrants. The offering closed on June 26, 2023 (the “Closing Date”).

Each Unit was sold at a public offering price of $1.05. The Warrants have an initial exercise price of $1.05 per share, subject to customary adjustments, and will expire five years from the date of issuance. The Warrants are exercisable immediately following closing.

The Purchase Agreement and PAA contain customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement and PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the PAA, certain existing stockholders and each of the Company’s directors and executive officers entered into “lock-up” agreements with the Placement Agent that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 90 days following the Closing Date without the prior written consent of the Placement Agent. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 90 days following the Closing Date, other than certain exempt issuances.

In addition, pursuant the PAA, the Company granted Maxim a right of first refusal, for a period of twelve (12) months from the Closing Date, to act as lead manager and bookrunner, or sole placement agent, at Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked and debt financings.

The Company engaged Maxim Group LLC as the Company’s sole placement agent for the Offering pursuant to the PAA. Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds of the Offering, plus reimbursement of certain expenses and legal fees. The Company also agreed to issue up to 180,000 Common Stock purchase warrants to the Placement Agent (the “Placement Agent Warrants”). The Placement Agent Warrant contains unlimited “piggyback” registration rights for a period of three years after the commencement of sales in the offering, at the Company’s expense.

In connection with the issuance of the Warrants, the Company entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”), with VStock Transfer, LLC, as warrant agent.

The foregoing summary of the terms of the Purchase Agreement, PAA, Warrant, Warrant Agency Agreement and the Placement Agent Warrant are subject to, and qualified in their entirety by reference to, copies of the forms of Purchase Agreement, PAA, Warrant, Warrant Agency Agreement and the Placement Agent Warrant that are filed as exhibits to this Current Report on Form 8-K.

Item 8.01	Other Events.

The Company issued press releases announcing the pricing and closing of the Offering, which have been filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-1 (File No. 333-272737) filed with the SEC on June 16, 2023)

4.1	Form of Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 (File No. 333-272737) filed with the SEC on June 16, 2023)

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 (File No. 333-272737) filed with the SEC on June 16, 2023).

4.3	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 (File No. 333-272737) filed with the SEC on June 16, 2023)

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-272737) filed with the SEC on June 16, 2023)

99.1	Press Release dated June 22, 2023.

99.2	Press Release dated June 26, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2023	INNOVATIVE EYEWEAR, INC.

	By:	/s/ Harrison Gross
Harrison Gross
Chief Executive Officer

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